Exhibit 4.6

1165(e) PLAN ADOPTION AGREEMENT

POPULAR MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

AMENDED EFFECTIVE AS OF JANUARY 1, 2009

By executing this Adoption Agreement the Employer is adopting a profit sharing plan with optional Section 1165(e) provisions for the benefit of its Employees. The Employer’s Plan is comprised of: (i) the Popular Master Defined Contribution Retirement Plan Document; (ii) ☒ the Popular Master Defined Contribution Retirement Plan Master Trust or ☐ the Employer’s Defined Contribution Retirement Plan Trust; and (iii) this Adoption Agreement. The terms used in this Adoption Agreement, as well as the rules to be complied with in connection with the Plan, are fully explained in the Popular Master Defined Contribution Retirement Plan Document. When signing this Adoption Agreement, if applicable, the Employer has received copy of the Popular Master Defined Contribution Retirement Plan and the Popular Master Plan’s Summary Plan Description. The Popular Master Defined Contribution Retirement Plan Master Trust is available upon request at Banco Popular’s main offices in Hato Rey, Puerto Rico.

1165(e) Plan Adoption Agreement

Popular Master Defined Contribution Retirement Plan

Copyright© 2009 by Banco Popular de Puerto Rico

Plan Sponsor

Name of Plan Sponsor:     PPG Industries, Inc.

Address (Physical):

Address (Postal):     One PPG Place

                                  PGH, PA 15272

Telephone:	412-434-3131	Telefax: 412-434-3940

Name of Person for Banco Popular de Puerto Rico to	Joseph G. Zyra
Contact:	______________________________________

Position: Manager, Capital Accumulation

Telephone: 412-434-3926	Telefax: 412-434-3940	E-Mail: zyra@ppg.com

Plan Sponsor tax identification number: 25-0730780

Type of business:	Date of Organization:
☐ Unincorporated Trade or Business	________________
☐ Partnership	________________
☐ Special Partnership	________________
☒ Regular Corporation	1883
☐ Corporation of Individuals	________________
☐ Corporation with Special Partnership Election	________________
☐ Other (specify) _non for profit (501 (c) (4)	________________

Employer’s taxable year:

☒	Calendar Year
☐	Fiscal Year ending on

Employer Information (Complete even if only one Employer will adopt the Plan; attach additional sheets to provide information for additional Employers adopting the Plan. References in this Adoption Agreement to any Employer shall be in reference to all employers adopting the Plan.)

Name of Employer: PPG Industries, Inc.

Address (Physical):__________________________________________________________________________________

Address (Postal):    One PPG Place

                                PGH, PA 15272

Telephone: 412-434-3131	Telefax: 412-434-3940

Name of Person for Banco Popular de Puerto Rico to	Joseph G. Zyra
Contact:	______________________________________

Position: Manager, Capital Accumulation

Telephone: 412-432-3926	Telefax: 412-434-3940	E-Mail: zyra@ppg.com

Employer tax identification number: 25-0730780

Type of business:	Date of Organization:
☐ Unincorporated Trade or Business	________________
☐ Partnership	________________
☐ Special Partnership	________________
☒ Regular Corporation	1883
☐ Corporation of Individuals	________________
☐ Corporation with Special Partnership Election	________________
☐ Other (specify) _Not for profit (501 (c) (4)	________________

Payroll frequency:	☒ Weekly	☐ Bi-Weekly
	☐ Semi-Monthly	☒ Monthly
	☐ Semi-Weekly	☐ Other

Contributions will be transferred to Banco Popular’s Trust Division with payroll or ☒  on pay date with funding to occur the next business day.

Should the transfer date be on a holiday or weekend, Employer shall effect transfer on the ☐  prior or ☒  next business day.

General Plan Information

Plan Name PPG Industries Employee Savings Plan

(Employer’s name and type of plan)

Adoption or Amendment of Plan

By signing this Adoption Agreement the Employer:

☒	adopts the Popular Master Defined Contribution Retirement Plan and its Popular Master Trust

☐	adopts the Popular Master Defined Contribution Retirement Plan and an Individual Trust

☐	amends and restates an earlier Popular Master Defined Contribution Retirement Plan

Adoption Agreement or Individually Designed plan for the following Plan:

Name of Plan:

Original Effective Date:

☒	Amends and restates the following Plan:

Name of Plan: PPG Industries Employee Savings Plan

Original Effective Date: July 1965

Effective Date (cannot be earlier than the first day of the Plan Year in which the Employer signs this Adoption Agreement).

The effective date of this Plan or amendment is: 12/28/2010

                                                                                    (month/day/year)

Plan Year

The Plan Year will be a calendar year unless the Employer elects otherwise by checking the box below:

☐	The Plan Year shall begin

on	________________________	and end on	________________________
	(month/day)		(month/day)

☒	If applicable, the first Plan Year is a short Plan Year

on	December 28	and end on	December 31
	(month/day)		(month/day)

Accounting Method

The Plan shall use the cash basis accounting method.

Eligibility for Plan Participation

Waiver of Requirements for New Plans

☒	If checked, each Employee employed on the Effective Date of the Plan is automatically eligible to participate. Employees hired after the Effective Date of the Plan are eligible upon satisfying any service and/or age requirements specified below:

Age Requirement. An employee must fulfill the following age requirement to become a Participant:

☒	No minimum age required.

☐	Minimum age (not greater than 21).

☐	Other

Service Requirements. An employee must fulfill the following service requirement to become a Participant:

☒	No service requirement.

☐	One year of service.

☐	Other

Method for calculating year of service.

☐	Hours of Service Method. An Employee’s service will be determined by using the Hours of Service method as described in Article 3 of the Popular Master Plan document unless the following box is checked:.

☐	If the Employee fails to complete at least 1,000 Hours of Service during the twelve consecutive month period commencing on his or her Employment Commencement Date, he or she shall be credited with one Year of Service at the end of the first Plan Year commencing after such Employment Commencement Date during which he or she completes at least 1,000 Hours of Service.

☒	Elapsed Time Method. An Employee’s service will be determined using the elapsed time method as described in Article 3 of the Popular Master Plan document.

Affiliates. Please list the affiliates for which service will be treated as service under the Plan.

Predecessor Employers. Service with the following predecessor employers will be treated as service under the Plan:

Entry Dates

An Employee may elect to become a Participant and start making Employee Contributions on any entry date on or after he or she satisfies the Plan’s eligibility requirements.

Indicate the Plan’s entry dates:

☒	Monthly Entry Dates. The first day of each month date.

☐	Quarterly Entry Dates. The first day of each of the first, fourth, seventh and tenth months of the Plan Year is an entry date.

☐	Semi-Annual Entry Dates. The first day of each of the first and seventh months of the Plan Year is an entry date.

Compensation

Employee Pre-Tax Contributions

A Participant’s Compensation for purposes of Employee Pre-Tax Contributions shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation will exclude the following items:

☒	Bonuses

☒	Overtime

☒	Commissions

☒	Compensation in excess of $245,000 as indexed

☒	other items (specify) Eligible Compensation is base pay only

Employee Catch-up Contributions

A Participant’s Compensation for purposes of Employee Catch-up Contributions shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation will exclude the following items:

☒	Bonuses

☒	Overtime

☒	Commissions

☒	Compensation in excess of $245,000 as indexed

☒	other items (specify) Eligible Compensation is base pay only

Employee After-Tax Contributions

A Participant’s Compensation for purposes of Employee After-Tax Contributions shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation will exclude the following items:

☒	Bonuses

☒	Overtime

☒	Commissions

☒	Compensation in excess of $245,000 as indexed

☒	other items (specify) Eligible Compensation is base pay only

Employer Matching Contributions

A Participant’s Compensation for purposes of Employer Matching Contributions shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation will exclude following items:

☒	Bonuses

☒	Overtime

☒	Commissions

☒	Compensation in excess of $245,000 as indexed

☒	other items (specify) Eligible Compensation is base pay only

Employer Profit Sharing Contributions

A Participant’s Compensation for purposes of Employer Profit Sharing Contributions shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation will exclude the following items:

☐	Bonuses

☐	Overtime

☐	commissions

☐	Compensation in excess of $

☐	other items (specify)

Contributions

Autoenrollment

If the Employer so elects, each Employee shall be deemed to have elected to make a Pre-Tax Contribution in the percentage indicated below commencing with the first payroll period following completion of the eligibility requirements of the Plan unless the Employee elects otherwise. If this is a restatement of an existing plan eligible Employees not participating in the Plan on the effective date of the restatement will be given a 3-month notice during which to effect an election not to enroll. A eligible Employee who does not file an election to not participate, will become a Participant on the first Entry Date following the three month period. The Employee may at any time elect to not make Pre-Tax Contributions to the Plan. This is called an “Autoenrollment” or “Negative Election”. The Employer can also choose a “Positive Election” whereby the Employee must make an affirmative election to make a pre-tax contribution.

☒	Autoenrollment (Negative election)
Employees will be deemed to have elected to make a Pre-Tax Contribution of _3% (1%-3%) of Compensation commencing on their first day of eligibility.

☐	If selected, Employees will also be deemed to have elected to make an After-Tax Contribution of % (1%-3%) of Compensation commencing on their first day of eligibility.

☒	Pre-Tax Contributions for all participants will increase yearly as follows:

Yearly increase percentage Year 1 after this option is elected 1%

Year 2 after this option is elected     1%

Year 3 after this option is elected and after     1%

☐	Positive Election

Employee Contributions

Participants may make contributions as follows:

☒	Pre-Tax Contributions.

☒	Catch-up Contributions.

☒	After-Tax Contributions.

Pre-Tax Contributions may not exceed for taxable years starting on or before December 31, 2008 the amount of $8,000, after January 1st , 2009 the amount of $9,000, starting January 1st , 2011 the amount of $10,000 and starting on January 1st , 2013 the amount of $12,000 (or any other dollar or percentage limitation under the IRC or regulations issued thereunder in the future) in any calendar year. Catch-up Contributions are not considered for purposes of this limitation.

Catch-up Contributions may only be made by participants who reach age 50 by the close of the Plan Year. Catch-up Contributions are limited to $1,000 per Plan Year commencing in 2007 and thereafter (or such other limit as may be imposed through amendment of the Puerto Rico Internal Revenue Code).

After-Tax Contributions in a Plan Year, if authorized, may not exceed 10% of the aggregate compensation paid to the Employee during all the years he or she has been a Plan Participant. After-Tax Contributions may be subject to other restrictions and rules established by the Plan Administrator.

Pre-Tax, Catch-up and After-Tax Contributions may not commence prior to the date the Plan is adopted.

Rollover Contributions

☐	The Plan’s Trustee shall not be authorized to receive rollover contributions.

☒	The Plan’s Trustee shall be authorized to receive rollover contributions:

☒	Only if the Employee has met the participation requirements of the Plan as of the date of the contribution.

☐	Even if the Employee has not met the participation requirements of the Plan as of the date of the contribution.

Matching Contributions

☐	The Employer will make no Matching Contributions.

☐	The Employer will make a Discretionary Matching Contribution on an annual basis.

☒	The Employer will make a Matching Contribution equal to $0.75 cents for each dollar of a Participant’s:

☒	Pre-Tax Contributions.

☐	Catch-up Contributions.

☒	After-Tax Contributions.

☐	Employees must complete months/years of service to be eligible for Matching Contributions.

☒	Matching Contributions shall be contributed to the Plan:

☒ with each payroll	☐ bi-weekly
☐ semi-weekly	☐ weekly
☐ monthly	☐ quarterly
☐ semi-monthly	☐ annually
☐ monthly	☐ other

However, the Employer will not make Matching Contributions above 6% of the Participant’s Compensation.

*	The Matching is for the first 6% (combination of Pre Tax and After Tax) Catch up Contributions are not considered for this.

Profit Sharing Contributions

☒	The Employer will make no Profit Sharing Contributions

☐	For each Plan Year in which this Plan is in effect the Employer may make contributions to the Trust in one or more installments out of its Net Profits (as defined in section 6.2C.4 of the Plan) for the Plan Year, in such amounts as the Employer may determine (if any). The Plan Year for which each contribution is made shall be designated at the time of the contribution. Profit- Sharing Contributions may not exceed the lesser of Employer’s Net Profits or 15% of a Participant’s Compensation in any Plan Year.

☐	Profit Sharing Contributions shall be integrated with Social Security.

Allocation of Employer Contributions

Profit Sharing Contributions shall be allocated as of the last day of such Plan Year among the Employees who:

☐	completed more than 500 hours of service during the Plan Year ☐ and ☐ or

☐	were employed by the Employer on the last day of the Plan Year ☐ and ☐ or

☐	other:
________________________________________________________________________________________

If yearly contribution of Matching Contributions is selected above, Matching Contributions shall be allocated as of the last day of such Plan Year among the Employees who:

☐	completed more than 500 hours of service during the Plan Year ☐ and ☐ or

☐	were employed by the Employer on the last day of the Plan Year ☐ and ☐ or
☐	________________________________________________________________________________________

Qualified Matching and Non-Elective Contributions

Qualified Matching Contributions and Qualified Non-Elective Contributions, as defined in the Popular Master Plan Document or the Employer’s Plan Document, will be taken into account for purposes of calculating the Actual Deferral Percentages of Non-Highly Compensated Employees to the extent necessary to meet the Actual Deferral Percentage test.

Vesting

Pre-Tax, Catch-up Contributions and/or After-Tax Contributions are always 100% vested.

Method for calculating vesting service.

☐	Hours of Service Method. An Employee’s vesting service will be determined by using the Hours of Service Method.

☒	Elapsed Time Method. An Employee’s vesting service will be determined using the Elapsed Time Method.

Vesting service shall be calculated using:

☐	Employee’s Commencement date anniversary

☐	Plan Year

☐	Calendar Year

Matching Contributions and/or Profit Sharing Contributions

You may elect a single vesting schedule for Matching Contributions and Profit Sharing Contributions or you may select different vesting schedules.

Matching Contributions and/or Profit Sharing Contributions will vest in accordance with the following vesting schedule:

	Graded Vesting Table
☒ Full Vesting. Participants are 100% vested at all times.	(1) Years of Service	(2) Vested Percentage	(3) Minimum Required Percentage
	Less than 1	_________	0
☐ Cliff Vesting. Participants are 100% vested after completing years of service (insert number; cannot be greater than 3). The Participant will be 0% vested until completing the years of service specified above.	At least 1	_________	0
	At least 2	_________	20
☐ Graded Vesting. Participants are vested in accordance with the following vesting schedule. (A Participant’s vested percentage is the percentage inserted in column (2)or the percentage in column (3), whichever is greater. Spaces left blank are treated as zeros).	At least 3	_________	40
	At least 4	_________	60
	At least 5	_________	80
☐ Applicable to Matching Contribution and Profit Sharing Contributions.	At least 6	_________	100
☒ Applicable to Matching Contributions.

☐	Profit Sharing Contributions will vest in accordance with the following vesting schedule:

	Graded Vesting Table
☐ Full Vesting. Participants are 100% vested at all times.	(1) Years of Service	(2) Vested Percentage	(3) Minimum Required Percentage
	Less than 1	_________	0
☐ Cliff Vesting. Participants are 100% vested after completing years of service (insert number; cannot be greater than 3). The Participant will be 0% vested until completing the years of service specified above.	At least 1	_________	0
	At least 2	_________	20

☐ Graded Vesting. Participants are vested in accordance with the following vesting schedule. (A Participant’s vested percentage is the percentage inserted in column (2)or the percentage in column (3), whichever is greater. Spaces left blank are treated as zeros).	At least 3	_________	40
	At least 4	_________	60
	At least 5	_________	80
	At least 6	_________	100

Years of service excluded in determining vested percentages. Need not be completed - check as many as desired.

☐	Years completed before the effective date of this Plan (or a predecessor plan).

☐	Years completed before the Participant’s birthday (insert birthday not greater than 18th).

Forfeitures

Forfeitures under the Plan will be (choose one):

☐	allocated to Participant’s accounts during the Plan Year:

☐	in the proportion that each such Participant’s Compensation during such Plan Year bears to the total Compensation during such Plan Year of all Participants.

☐	in the proportion that a Participant’s account balance bears to the total Plan assets (to the extent such method is non-discriminatory under Section 1165(a)(4) of the Puerto Rico Internal Revenue Code).

☒	used to reduce the amount the Employer must contribute to the Plan.

☐	used to reduce related Plan costs and expenses.

☐	Any of the options above to be determined on an annual basis by the Employer

Forfeitures will be made at the time specified in Section 8.4 of the Popular Master Plan document. Forfeitures will be maintained in a Single Suspense Account and invested in the default investment option selected by the Plan Sponsor.

Loans

☒	Loans from the Plan will be permitted, subject to the Plan’s loan rules. Public Companies must comply with the restrictions imposed by the Securities Exchange Act of 1934, as amended by Sarbanes-Oxley Act of 2002, applicable to the granting of loans to Directors or Officers.

☐	Loans to Participants from the Plan are not permitted.

In-service Withdrawals

The following provisions will govern the availability of in-service withdrawals from a Participant’s accounts. See Article 9 of the Plan document for additional details, including definitions and limitations.

Act 87 Withdrawals. In-service withdrawals for Act 87 purposes will not be allowed unless selected below:

☐	In-service withdrawals for the purpose of pre-payment of taxes in accordance with the provisions of Act 87 of May 13, 2006, as subsequently amended (“Act 87”), will be allowed up to the amount strictly required for the prepayment of such taxes. Act 87 withdrawals expired on December 31, 2006.

Profit Sharing Contributions. In-service withdrawals from Profit Sharing Contributions will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Popular Master Plan Document. unless one of the following boxes is checked:

☒	In-service withdrawals from Profit Sharing Contributions will not be allowed

Pre-Tax Contributions. In-service withdrawals from Pre-Tax Contributions will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Popular Master Plan Document, unless selected otherwise below. If an in-service withdrawal is made from Pre-Tax Contributions, the Participant will be impeded from making additional Pre-Tax Contributions, Catch-up Contributions and After-Tax Contributions for a 12 month period.

☐	In-service withdrawals from Pre-Tax Contributions will not be allowed for any reason.

Catch-up Contributions. In-service withdrawals from Catch-up Contributions will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Popular Master Plan Document, unless selected otherwise below. If an in-service withdrawal is made from Catch-up Contributions, the Participant will be impeded from making additional Pre-Tax Contributions, Catch-up Contributions and After-Tax Contributions for a 12 month period.

☒	In-service withdrawals from Catch-up Contributions will not be allowed for any reason.

After-Tax Contributions. In-service withdrawals from After-Tax Contributions will be allowed for any reason.

Matching Contributions. In-service withdrawals from Matching Contributions will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Popular Master Plan Document unless one of the following boxes is checked:

☒	In-service withdrawals from Matching Contributions will not be allowed

Rollover Contributions. A Participant may upon reasonable advance written notice to the Plan Administrator withdraw all or any portion of his Rollover Contributions Account. The Plan Administrator may establish reasonable minimum withdrawal amounts.

Withdrawals After Age 591/2.

☒	If checked, after age 591/2 a Participant may make in-service withdrawals from his Pre-Tax Contributions, Catch-up Contributions and, if applicable, from his Qualified Matching and Non-Elective Contributions Accounts without financial hardship (up to the vested percentage of each such accounts).

Financial Hardship. An in-service withdrawal will be on account of financial hardship only if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet such need.

A withdrawal will be deemed to be on account of an immediate and heavy financial need if it is occasioned by:

•	a deductible medical expense incurred by the Participant or his spouse, children or dependent; (not reimbursed by medical insurance or otherwise);

•	purchase of the Participant’s principal residence (not including mortgage payments);

•	tuition payments for the next semester or quarter of post-secondary education for the Participant or his spouse, child or dependent;

•	rent or mortgage payments to prevent the Participant’s eviction from or the foreclosure of the mortgage on his principal residence;

•	funeral expenses for the participant’s deceased parent, spouse, children or dependents or

•	such other event or circumstances as the Puerto Rico Secretary of the Treasury through regulations may permit.

A Participant must establish to the Plan Administrator’s satisfaction both that the Participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need.

The Trustee and the Plan Administrator shall agree as to the most convenient way of administering the financial hardship provisions of the Plan.

A Participant who makes a withdrawal on account of a financial hardship may not make Pre-Tax Contributions or After-Tax Contributions hereunder (or under any other Plan maintained by the Employer) for a period of 12 months following the date of the in-service withdrawal.

Payment. Participant’s in-service withdrawal request shall be paid as soon as it is administratively feasible following the date in which the Plan Participant requests the distribution.

Retirement Age

Normal Retirement Age. A Participant will be fully vested and may retire after the latter of: reaching age 65 or the fifth anniversary of the first day of the Plan Year in which he/she commenced participation in the Plan.

Disability Retirement. A Participant will be fully vested and may retire before normal retirement upon becoming disabled.

Early Retirement Age.

☐	If checked, a Participant will be fully vested and may retire prior to Normal Retirement Age upon reaching age and completing years of service.

Distribution of Vested Benefits before Retirement, Death or Disability.

If the Participant terminates his employment with the Employer before reaching his normal or early retirement age, becoming disabled or dying, Participant ☒ shall be ☐ shall not be allowed to apply for an early distribution of his plan benefits.

Withdrawals after age 70 1/2

☒ If checked, starting on April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2, distribution of the vested balance in the Participant’s account, or the first installment of such distribution, shall be made or commenced

Distribution of Benefits

Upon becoming entitled to the distribution of this Plan’s benefits, the Participants or their authorized representative must request from the Employer that their benefits be distributed. The normal form of benefit under the Plan is a lump sum distribution. However, the Plan Sponsor may elect periodical payments (below) as an optional form of benefit. If this Plan is a restatement of an existing plan which provided for payment of benefits in the form of an annuity this form of payment will be preserved. Please provide details in the space provided below.

☒ periodical payments (monthly, quarterly, semiannual or annual installments of substantially equal amounts over a period of years certain not to exceed 10).

☐ Other (for amended and restated Plans with optional forms of benefits only)

If the Employer elects more that one method of distribution hereunder, Participants shall elect under which of such methods his or her benefit shall be distributed. Participants who elect to receive periodical payments may not change their election once distributions start.

Investment Funds

All investment instructions as to each Participant’s account will be directed by the Participant and/or the Employer and/or the Trustee. If no investment instructions are provided by the Participant and/or the Employer, and the Trustee is a directed trustee, the Participant’s accounts will be invested in a qualified default investment alternative selected by the Plan Sponsor in accordance with the requirements of Section 404(c)(5) of ERISA or any other default investment chosen by the Plan Sponsor in this Adoption Agreement.

For purposes of the Plan, the Trustee ☒ shall be ☐ shall not be considered as a directed trustee.

Participant’s Investment Instructions

Participants will be allowed to modify their investments instructions on a ☒ daily ☐ monthly ☐ quarterly basis.

Participant’s Contributions to the Plan

Participants will be allowed to modify or suspend their pre-tax, catch-up and/or their after-tax contributions to the Plan on a ☒ monthly ☐ quarterly ☐ semi annual ☐ annual basis.

Popular Master Trust

By executing this Adoption Agreement the Plan Sponsor ☒ adopts ☐ does not adopt the Popular Master Trust established by Banco Popular de Puerto Rico to carry out the purposes of the Plan and thus retains Banco Popular as Trustee. The terms of the Trust and corresponding fees are contained in the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan, Popular Master Trust and Fee Schedule respectively, which are incorporated by reference into this Adoption Agreement.

Recordkeeper

☒ By executing this Adoption Agreement, the Plan Sponsor retains Banco Popular de Puerto Rico as Recordkeeper of the Plan pursuant to the Recordkeeping Agreement and Fee Schedule incorporated by reference into this Adoption Agreement.

☐ The Plan Sponsor has selected as recordkeeper for the Plan:

Name

Address

Telephone No:	Telefax:

Contact Person Name

Telephone No:	Telefax:	E-Mail:

Recordkeeper and Trustee’s Fees

By executing this Adoption Agreement, the Plan Sponsor, if so selected, agrees to retain Banco Popular de Puerto Rico as Recordkeeper and, if applicable, as Trustee of the Plan, for an initial minimum period of three years. The retention of Banco Popular de Puerto Rico as recordkeeper and trustee of the Plan, as applicable, shall renew automatically for successive three year periods indefinitely. The Plan Sponsor may terminate the services of Banco Popular de Puerto Rico as recordkeeper and trustee of the Plan, as applicable, at any time subject to a written termination notice received by Banco Popular at least sixty (60) days prior to the effective date of termination. If termination occurs during the initial three year period, the Plan Sponsor agrees to compensate Banco Popular with a termination fee equal to three times the total annual fees minus any amount already satisfied in connection with the services rendered since the effective date of this agreement. Banco Popular may change the Fee Schedule from time to time and shall provide written notification to the Plan Sponsor. Termination may occur due to a termination and liquidation of the Plan by the Plan Sponsor or due to a trust to trust transfer whereby a successor trustee is appointed. Should Banco Popular be instructed to carry out a trust to trust transfer, the Plan assets shall be transferred in cash. Therefore, all positions of the Plan held in the investment funds shall be liquidated.

Valuation of Participant’s Accounts

The Participant’s Accounts shall be valued ☒ daily ☐ monthly ☐ quarterly ☐ semi-annually ☐ annually.

Participant’s Account Statements

If the Plan (other than a plan covering an owner-employee with no other employees) provides for Participant directed investments, statements shall be provided quarterly. Plans that do not provide for Participant directed accounts may select any frequency for the Account Statements.

Participants shall be provided with a statement of their account on a ☐ monthly ☒ quarterly ☐ semi-annual or ☐ annual basis.

Plan Administration

Plan Administrator. The Plan Sponsor is the legal Plan Administrator under ERISA unless the Plan Sponsor has made a different designation.

Service Fee Disclosure

Banco Popular has agreed to make available plan recordkeeping, trustee services, certain administration services, and mutual fund investment choices (which have been provided separately).

For providing certain administrative or shareholder services to the mutual funds, Banco Popular will receive an administrative fee from the mutual funds. The rate or amount of the fees to be paid to Banco Popular by each mutual fund is shown in parenthesis on the fund list.

Banco Popular’s annual fee for its services as trustee and recordkeeper will be billed to the Plan Sponsor separately based on the separate fee schedule.

Banco Popular reserves the right to change the funds on the funds list from time to time. Banco Popular will provide the Plan Sponsor with 60 days advance written notice of any change thereto and the corresponding change in fees if any. Banco Popular will try to find a suitable alternative if the Plan Sponsor does not agree with the proposed substitution. However, if the Plan Sponsor does not object in writing within the 60-day period, Banco Popular will make the change. If the Plan Sponsor objects to the proposed change and a suitable alternative cannot be found, the Plan Sponsor will be provided an additional 60 day period to find a new trustee for the Plan.

By executing this Adoption Agreement the Plan Sponsor acknowledges that (i) Banco Popular has provided the Plan Sponsor with the mutual fund list, (ii) the mutual funds list contains the rate or amount of fees to be paid to Banco Popular, (iii) Banco Popular has the right to modify the mutual funds lists in such manner as Banco Popular, in its sole discretion, sees fit, (iv) the Plan Sponsor has selected from the mutual funds list the mutual funds used as investment options for the Plan, (v) the Plan Sponsor has received copies of each mutual fund’s Prospectus and Statement of Additional Information, and (vi) the Plan Sponsor agrees with the procedures disclosed herein with relation to a substitution of a particular mutual fund.

Banco Popular shall provide the Plan Sponsor with such additional information and disclosures as may be required by the U.S. Department of Labor.

Execution of Adoption Agreement

Responsibilities of the Plan Sponsor.

The Plan Sponsor understands that, by establishing this Plan, it will have certain legal responsibilities for which neither the Trustee nor BPPR will be responsible. The Plan Sponsor should ensure that this Adoption Agreement has been filled out completely and properly. Failure to do so may result in Plan disqualification. The Plan Sponsor also understands that it will be solely responsible for any taxes, costs or expenses arising from the disqualification of the Plan. The Plan Sponsor warrants that it has obtained legal and tax advice to the extent the Plan Sponsor deems necessary before signing this Adoption Agreement.

Plan Sponsor

Name of Plan Sponsor:	PPG Industries, Inc

Signed:	/s/ G.T. Welsh

Print name and title:	G.T. Welsh, Director HR Services and Benefits

Date:	12/27/10

Trustee

Name of Trustee:	Banco Popular de Puerto Rico Fiduciary Services Division

Address:

Signed:

Print name and title:

Date:

The identifying number for the Banco Popular de Puerto Rico Popular Master Defined Contribution Retirement Plan document is 01 and for this Adoption Agreement is 102. The Plan Sponsor is (insert Plan Sponsor’s name and address): PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania, 15272

Banco Popular de Puerto Rico will notify you if it amends or discontinues this Popular Master Plan.

ADDENDUM A

POPULAR MASTER PLAN

PLAN SPONSOR’S SELECTION OF INVESTMENT FUNDS

Plan Sponsor or Named Fiduciary:

Plan Name:

The Plan Sponsor or Named Fiduciary selects the following Investment Funds for the above named plan: (At least three.)

	FUND NAME	TICKER SYMBOL
1.

2.

3.

4.

5.

6.

The Plan Sponsor or Named Fiduciary selects the following Investment Fund to be the Plan’s Qualified Default Investment Alternative:

	FUND NAME	TICKER SYMBOL
1.

The Plan Sponsor or Named Fiduciary has decided not to select a Qualified Default Investment Alternative as a Default option and selects the following alternative as the Default Fund:

The Plan Sponsor or Named Fiduciary has decided not to select a Qualified Default Investment Alternative as a Default option and selects the following alternative as the Default Fund:

	FUND NAME	TICKER SYMBOL
1.

In San Juan, Puerto Rico on the                  Day of                      200

Plan Sponsor or Named Fiduciary

Name:

Signed:

Print name and Title:
Date:

ADDENDUM B

POPULAR MASTER PLAN

ADDITIONAL EMPLOYER’S INFORMATION

Employer Information (Complete even if only one Employer will adopt the Plan; attach additional sheets to provide information for additional Employers adopting the Plan. References in this Adoption Agreement to any Employer shall be in reference to all employers adopting the Plan.)

Name of Employer:

Address (Physical):

Telephone:	Telefax:

Name of Person for Banco Popular de Puerto Rico to Contact: Lesley White

Position:

Telephone:	Telefax:	E-Mail:

Employer tax identification number:

Type of business:		Date of Organization:
☐	Unincorporated Trade or Business
☐	Partnership
☐	Special Partnership
☐	Regular Corporation
☐	Corporation of Individuals
☐	Corporation with Special Partnership Election
☐	Other (specify) not for profit 501 ( c ) (4)

Employer’s taxable year:

☐	Calendar Year

☐	Fiscal Year ending on

Payroll frequency	☐	Weekly	☐	Bi-Weekly
	☐	Semi-Monthly	☐	Monthly
	☐	Semi-Weekly	☐	Other